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EXHIBIT 24.1
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William T. Monahan, Robert L. Edwards and John L. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments thereto, including post-effective amendments relating to the issuance of an aggregate of 4,000,000 shares of Common Stock of Imation Corp. pursuant to the Imation Corp. 2000 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ WILLIAM T. MONAHAN William T. Monahan	Chairman, President, Chief Executive Officer and Director	May 16, 2000
/s/ ROBERT L. EDWARDS Robert L. Edwards	Senior Vice President, Chief Financial Officer and Chief Administrative Officer	May 16, 2000
/s/ PAUL R. ZELLER Paul R. Zeller	Vice President, Corporate Controller	May 16, 2000
/s/ RICHARD E. BELLUZZO Richard E. Belluzzo	Director	May 16, 2000
/s/ LAWRENCE E. EATON Lawrence E. Eaton	Director	May 16, 2000
/s/ MICHAEL S. FIELDS Michael S. Fields	Director	May 16, 2000
/s/ WILLIAM W. GEORGE William W. George	Director	May 22, 2000
/s/ LINDA W. HART Linda W. Hart	Director	May 16, 2000
/s/ RONALD T. LEMAY Ronald T. LeMay	Director	May 16, 2000
/s/ MARVIN L. MANN Marvin L. Mann	Director	May 16, 2000
/s/ DARYL J. WHITE Daryl J. White	Director	May 16, 2000

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EXHIBIT 24.1 POWER OF ATTORNEY